UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 27, 2007

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32875 (Commission File Number)	76-3095469 (IRS Employer Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On March 28, 2007, the Board of Directors of Burger King Holdings, Inc. (the “Company”), upon the recommendation of the Executive and Corporate Governance Committee, appointed Ronald M. Dykes as a new director effective as of April 1, 2007. Mr. Dykes also will serve on the Audit Committee. There was no arrangement or understanding between Mr. Dykes and any other persons pursuant to which Mr. Dykes was selected as a director and there are no related person transactions between Mr. Dykes and the Company. The Board has determined that Mr. Dykes is independent under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

The Board of Directors has approved a special grant of deferred stock to Mr. Dykes under the Company’s 2006 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) with a fair market value of $42,500 as of April 1, 2007, which is the grant date as defined in the Omnibus Incentive Plan. The deferred stock will vest quarterly on the first day of each calendar quarter after the grant date and will be settled upon termination of Mr. Dykes’ board service.

In addition to the foregoing, Mr. Dykes will receive the standard compensation provided to the Company’s non-management directors. This compensation consists of an annual retainer of $50,000, payable at the director’s option either 100% in cash or 100% in shares of the Company’s common stock. All shares awarded will be settled upon termination of service on the Board. In addition, each non-management member of the Board receives an annual share award with a grant date fair market value of $85,000. The Company reimburses directors for reasonable travel and lodging expenses incurred by them in connection with attending Board and committee meetings. The non-management director compensation program is described in further detail in the Company’s 2006 proxy statement filed with the Securities and Exchange Commission on October 27, 2006.

Departure of Director

On March 27, 2007, Armando Codina notified the Company of his intention to resign from the Board of Directors of the Company effective April 1, 2007. At the time of his resignation, Mr. Codina was a member of the Compensation Committee. Mr. Codina’s decision to resign was not the result of any disagreement with the Company.

On March 30, 2007, the Company issued a press release announcing that Ronald M. Dykes had been appointed to the Board of Directors and that Armando Codina had resigned from the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
By:	/s/ Anne Chwat
Anne Chwat
General Counsel and Corporate Secretary

Date: March 30, 2007